As filed with the Securities and Exchange Commission on May 3, 2011
Registration No. 333-121625

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cardiogenesis Corporation
(Exact name of registrant as specified in its charter)

California	3845	77-0223740
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
CARDIOGENESIS CORPORATION
11 MUSICK
IRVINE, CALIFORNIA 92618
(949) 420-180
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Paul J. McCormick
Executive Chairman
Cardiogenesis Corporation
11 Musick
Irvine, California 92618
(949) 420-1800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:
Michael A. Hedge, Esq.
K&L Gates LLP
1900 Main Street, Suite 600
Irvine, California 92614
(949) 253-0900
     Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all shares of common stock that remain unsold under Registration Statement 333-121625.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1, Registration No. 333-121625 (the “Registration Statement”), as amended by that Amendment No. 1 to Form S-1, dated January 12, 2005, of Cardiogenesis Corporation, a California corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on December 23, 2004 and registered the resale of 26,781,250 shares of common stock, no par value per share (including the associated preferred share purchase rights), of the Company (collectively, the “Securities”).
     The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities which remain unsold at the termination of the offering, the Company hereby removes from registration all Securities which were registered, but remain unsold under the Registration Statement as of the effective time of this Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on May 3, 2011.

CARDIOGENESIS CORPORATION
By:	/s/ William R. Abbott
William R. Abbott,
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance on Rule 478 of the Securities Act of 1933.